Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS

      PCAOB REGISTERED

May 4, 2009

Securities & Exchange Commission
Washington D.C. 20549

Ladies and Gentlemen:

We were previously the independent registered public accounting firm of WWA Group, Inc. and on March 30, 2009, we reported on the balance sheets of WWA Group, Inc. as of December 31, 2008 and 2007, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. On April 29, 2009 we were dismissed as the independent registered public accounting firm of WWA Group, Inc. We have read WWA Group, Inc.’s statements included under Item 4.01 of its Form 8-K dated April 29, 2009, and we agree with such statements, except that we are not in a position to agree or disagree with WWA Group, Inc.’s statements related to the engagement of Nareshkumar H. Arora, CPA as the independent registered public accounting firm.

Sincerely,

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada

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